Exhibit 99.01


      CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                   AS ADOPTED PURSUANT TO
        SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Annual Report of General Employment Enterprises, Inc. (the "Company") on Form 10-K for the fiscal year ended September 30, 2002 as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned hereby certifies, in his capacity as an officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of
         section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.



Date:  November 25, 2002  By:  /s/ Herbert F. Imhoff, Jr.
                          Herbert F. Imhoff, Jr.
                          Chairman of the Board, Chief
                          Executive Officer and President
                          (Chief executive officer)


Date:  November 25, 2002  By:  /s/ Kent M. Yauch
                          Kent M. Yauch
                          Vice President, Chief Financial
                          Officer and Treasurer
                          (Chief financial officer)